Exhibit 13.2
CERTIFICATION
Pursuant to 18 U.S.C. § 1350, I, Anabelle L. Chua, Senior Vice President and Treasurer of Philippine Long Distance Telephone Company, hereby certify, to my knowledge, that our annual report on Form 20-F for the year ended December 31, 2009 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, our financial condition and results of operations.
May 13, 2010

/s/ Anabelle L. Chua Anabelle L. Chua
Senior Vice President and Treasurer
(Principal Financial Officer)
The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.